Exhibit 99.1

                                                       Press Release

Universal Display Contact:

Darice Liu

investor@oled.com

media@oled.com

+1 609-964-5123

Universal Display Corporation Announces Fourth Quarter and Full Year 2018 Financial Results

EWING, N.J. – February 21, 2019 – Universal Display Corporation (Nasdaq: OLED), enabling energy-efficient displays and lighting with its UniversalPHOLED® technology and materials, today reported financial results for the fourth quarter and full year ended December 31, 2018.

“New OLED capacity announcements, a diversifying list of panel manufacturers entering commercial OLED production, and a broadening landscape of consumer OLED end products in 2018 has positioned the OLED industry for what we anticipate will be its next wave of growth,” said Sidney D. Rosenblatt, Executive Vice President and Chief Financial Officer of Universal Display. “Additionally, with new customer agreements, advancement in our R&D programs, new infrastructure plans, and an increase in our critical mass, we made significant progress last year with the Company’s growth roadmap. We expect these efforts to further solidify our leadership position in the OLED ecosystem and buttress our long-term strategy to continue enabling this growing industry.”

Rosenblatt continued, “For 2019, we forecast meaningful growth to resume for us as new OLED capacity comes online, new OLED products are launched, and progress continues with our customers’ OLED commercialization plans. With the ongoing proliferation of OLED applications, we believe that the market is excited for stunningly colorful, thin, and cutting-edge products, including groundbreaking plastic-based form factors that are expected to forge new and extraordinary commercial product roadmaps in the display and lighting industries.”

Financial Highlights for the Fourth Quarter of 2018

Effective January 1, 2018, we adopted ASC Topic 606 using the “modified retrospective” approach, meaning the standard was applied only to the financial results commencing with the first quarter of 2018 with a cumulative adjustment to retained earnings. Under this transition method, we applied the standard only to contracts that were not complete at the initial adoption date.

•

Total revenue in the fourth quarter of 2018 was $70.1 million. On an ASC Topic 605 basis, total revenue in the fourth quarter of 2018 would have been $92.9 million, compared to $115.9 million in the fourth quarter of 2017. Under ASC Topic 606, license fee revenue is recognized on a per gram sales basis, whereas under ASC Topic 605, revenue was recognized for license payments upon receipt or on a straight-line basis over the term of the contract.

•

Revenue from material sales was $39.9 million in the fourth quarter of 2018. On an ASC Topic 605 basis, revenue from material sales in the fourth quarter of 2018 would have been $49.9 million, compared to $59.8 million in the fourth quarter of 2017. The Company believes that the decline was due to material inventory pre-purchases that occurred in the fourth quarter of 2017 as well as the impact of ASC Topic 606.

•

Revenue from royalty and license fees was $25.9 million in the fourth quarter of 2018. On an ASC Topic 605 basis, revenue from royalty and license fees in the fourth quarter of 2018 would have been $38.6 million in the fourth quarter of 2018, compared to $53.8 million in the fourth quarter of 2017.

•	Cost of materials was $14.8 million in the fourth quarter of 2018, compared to $15.5 million in the fourth quarter of 2017.
•

Operating income was $15.3 million in the fourth quarter of 2018. On an ASC Topic 605 basis, operating income in the fourth quarter of 2018 would have been $38.0 million, compared to $57.9 million in the fourth quarter of 2017.

•

Net income was $19.2 million or $0.40 per diluted share in the fourth quarter of 2018. On an ASC Topic 605 basis, net income in the fourth quarter of 2018 would have been $45.2 million or $0.95 per diluted share, compared to $32.8 million or $0.69 per diluted share in the fourth quarter of 2017.

Revenue Comparison

($ in thousands)	Three Months Ended December 31,
	2018	2017
Material sales	$39,879	$59,753
Royalty and license fees	25,886	53,798
Contract research services	4,378	2,316
Total revenue	$70,143	$115,867

Cost of Materials Comparison

($ thousands)	Three Months Ended December 31,
	2018	2017
Material sales	$39,879	$59,753
Cost of material sales	14,768	15,492
Gross margin on material sales	25,111	44,261
Gross margin as a % of material sales	63%	74%

ASC Topic 606 versus 605 Adjusted Results For the three months ended December 31, 2018 (in thousands)	As reported	Adjustment	Balances without adoption of ASC Topic 606
Revenue	$70,143	$22,708	$92,851
Gross margin	51,818	22,708	74,526
Operating income	15,273	22,708	37,981
Net income	19,249	25,990	45,239
Diluted earnings per share	$0.40	$0.55	$0.95

Financial Highlights for the Full Year of 2018

•

Total revenue was $247.4 million for the full year of 2018. On an ASC Topic 605 basis, total revenue for the full year of 2018 would have been $326.3 million, compared to $335.6 million for the full year of 2017.

•

Revenue from material sales was $153.2 million for the full year of 2018. On an ASC Topic 605 basis, revenue from material sales for the full year of 2018 would have been $166.2 million, compared to $200.3 million for the full year of 2017. The Company believes that these results were due to several factors: the soft premium smartphone market in 2018 that resulted in weaker-than-expected material sales demand for OLED panels, material inventory pre-purchases that occurred in the fourth quarter of 2017, and the impact of ASC Topic 606.

•

Revenue from royalty and license fees was $80.6 million for the full year of 2018. On an ASC Topic 605 basis, revenue from royalty and license fees would have been $146.5 million for the 2018 period, compared to $126.5 million for the 2017 period.

•	Cost of materials was $43.6 million for the full year, compared to $49.2 million for the full year of 2017.
•

Operating income was $56.7 million for the full year of 2018. On an ASC Topic 605 basis, operating income would have been $135.6 million for the 2018 period, compared to $146.2 million for the 2017 period.

•

Net income was $58.8 million or $1.24 per diluted share for the full year of 2018. On an ASC 605 basis, net income for the full year of 2018 would have been $130.5 million or $2.77 per diluted share, compared to $103.9 million or $2.18 per diluted share for the full year of 2017.

Revenue Comparison

($ in thousands)	Full Year Ended December 31,
	2018	2017
Material sales	$153,204	$200,259
Royalty and license fees	80,644	126,503
Contract research services	13,566	8,867
Total revenue	$247,414	$335,629

Cost of Materials Comparison

($ thousands)	Full Year Ended December 31,
	2018	2017
Material sales	$153,204	$200,259
Cost of material sales	43,550	49,240
Gross margin on material sales	109,654	151,019
Gross margin as a % of material sales	72%	75%

ASC Topic 606 versus 605 Adjusted Results For the full year ended December 31, 2018 (in thousands)	As reported	Adjustment	Balances without adoption of ASC Topic 606
Revenue	$247,414	$78,885	$326,299
Gross margin	193,873	78,885	272,758
Operating income	56,735	78,885	135,620
Net income	58,840	71,633	130,473
Diluted earnings per share	$1.24	$1.53	$2.77

2019 Guidance

Although the OLED industry is still at an early state where many variables can have a material impact on its growth, and the Company thus caveats its financial guidance accordingly, the Company believes that its 2019 revenue will be approximately in the range of $325 million to $350 million. The guidance was prepared utilizing accounting standard ASC Topic 606; under the prior accounting standard ASC Topic 605, the Company estimates that its 2019 revenues would be approximately $395 million to $420 million.

Dividend

The Company also announced a first quarter cash dividend of $0.10 per share on the Company’s common stock. The dividend is payable on March 29, 2019 to all shareholders of record on March 15, 2019.

Conference Call Information

In conjunction with this release, Universal Display will host a conference call on Thursday, February 21, 2019 at 5:00 p.m. Eastern Time. The live webcast of the conference call can be accessed under the events page of the Company's Investor Relations website at ir.oled.com. Those wishing to participate in the live call should dial 1-877-524-8416 (toll-free) or 1-412-902-1028. Please dial in 5-10 minutes prior to the scheduled conference call time. An online archive of the webcast will be available within two hours of the conclusion of the call.

About Universal Display Corporation

Universal Display Corporation (Nasdaq: OLED) is a leader in the research, development and commercialization of organic light emitting diode (OLED) technologies and materials for use in display and solid-state lighting applications.  Founded in 1994, the Company currently owns, exclusively licenses or has the sole right to sublicense more than 5,000 patents issued and pending worldwide.  Universal Display licenses its proprietary technologies, including its breakthrough high-efficiency UniversalPHOLED® phosphorescent OLED technology that can enable the development of low power and eco-friendly displays and solid-state lighting. The Company also develops and offers high-quality, state-of-the-art UniversalPHOLED materials that are recognized as key ingredients in the fabrication of OLEDs with peak performance.  In addition, Universal Display delivers innovative and customized solutions to its clients and partners through technology transfer, collaborative technology development and on-site training.

Headquartered in Ewing, New Jersey, with international offices in China, Hong Kong, Ireland, Japan, South Korea and Taiwan, and wholly-owned subsidiary Adesis, Inc. based in New Castle, Delaware, Universal Display works and partners with a network of world-class organizations. To learn more about Universal Display Corporation, please visit https://oled.com/.

Universal Display Corporation and the Universal Display Corporation logo are trademarks or registered trademarks of Universal Display Corporation.  All other company, brand or product names may be trademarks or registered trademarks.

# # #

All statements in this document that are not historical, such as those relating to Universal Display Corporation’s technologies and potential applications of those technologies, the Company’s expected results and future declaration of dividends, as well as the growth of the OLED market and the Company’s opportunities in that market, are forward-looking financial statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements in this document, as they reflect Universal Display Corporation’s current views with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated. These risks and uncertainties are discussed in greater detail in Universal Display Corporation’s periodic reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, including, in particular, the section entitled “Risk Factors” in Universal Display Corporation’s Annual Report on Form 10-K for the year ended December 31, 2018. Universal Display Corporation disclaims any obligation to update any forward-looking statement contained in this document.

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UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	December 31, 2018	December 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$211,022	$132,840
Short-term investments	304,323	287,446
Accounts receivable	43,129	52,355
Inventory	70,000	36,265
Other current assets	6,366	10,276
Total current assets	634,840	519,182
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $44,943 and $36,368	69,739	56,450
ACQUIRED TECHNOLOGY, net of accumulated amortization of $111,890 and $91,312	110,951	131,529
OTHER INTANGIBLE ASSETS, net of accumulated amortization of $3,384 and $2,000	13,456	14,840
GOODWILL	15,535	15,535
INVESTMENTS	—	14,794
DEFERRED INCOME TAXES	24,377	27,022
OTHER ASSETS	64,526	604
TOTAL ASSETS	$933,424	$779,956
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$10,532	$13,774
Accrued expenses	36,057	35,019
Deferred revenue	80,782	14,981
Other current liabilities	5,811	50
Total current liabilities	133,182	63,824
DEFERRED REVENUE	41,785	23,902
RETIREMENT PLAN BENEFIT LIABILITY	44,055	33,176
OTHER LIABILITIES	23,896	—
Total liabilities	242,918	120,902
SHAREHOLDERS’ EQUITY:
Preferred Stock, par value $0.01 per share, 5,000,000 shares authorized, 200,000 shares of Series A Nonconvertible Preferred Stock issued and outstanding (liquidation value of $7.50 per share or $1,500)	2	2
Common Stock, par value $0.01 per share, 200,000,000 shares authorized, 48,681,524 and 48,476,034 shares issued, and 47,319,887 and 47,118,171 shares outstanding at December 31, 2018 and December 31, 2017, respectively	487	485
Additional paid-in capital	617,334	611,063
Retained earnings	129,552	99,126
Accumulated other comprehensive loss	(16,234)	(11,464)
Treasury stock, at cost (1,361,637 and 1,357,863 shares at December 31, 2018 and December 31, 2017)	(40,635)	(40,158)
Total shareholders’ equity	690,506	659,054
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$933,424	$779,956

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
	(Unaudited)
REVENUE	$70,143	$115,867	$247,414	$335,629
COST OF SALES	18,325	16,936	53,541	54,698
Gross margin	51,818	98,931	193,873	280,931
OPERATING EXPENSES:
Research and development	14,795	15,045	53,717	49,144
Selling, general and administrative	12,526	15,197	46,999	46,808
Amortization of acquired technology and other intangible assets	5,483	5,498	21,962	21,983
Patent costs	1,773	1,914	7,464	7,010
Royalty and license expense	1,968	3,397	6,996	9,739
Total operating expenses	36,545	41,051	137,138	134,684
OPERATING INCOME	15,273	57,880	56,735	146,247
Interest income, net	2,504	966	7,659	3,294
Other (expense) income, net	(17)	3	(83)	(4)
Interest and other (expense) income, net	2,487	969	7,576	3,290
INCOME BEFORE INCOME TAXES	17,760	58,849	64,311	149,537
INCOME TAX BENEFIT (EXPENSE)	1,489	(26,036)	(5,471)	(45,652)
NET INCOME	$19,249	$32,813	$58,840	$103,885
NET INCOME PER COMMON SHARE:
BASIC	$0.40	$0.70	$1.24	$2.19
DILUTED	$0.40	$0.69	$1.24	$2.18
WEIGHTED AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE:
BASIC	46,874,953	46,750,711	46,849,588	46,725,289
DILUTED	46,917,838	46,826,412	46,896,766	46,805,194
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.06	$0.03	$0.24	$0.12

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$58,840	$103,885
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred revenue and recognition of unbilled receivables	(68,905)	(11,122)
Depreciation	8,612	4,919
Amortization of intangibles	21,962	21,983
Inventory write-down	3,630	—
Amortization of premium and discount on investments, net	(6,131)	(2,871)
Stock-based compensation to employees	12,432	12,284
Stock-based compensation to Board of Directors and Scientific Advisory Board	4,364	2,609
Change in earnout liability recorded for Adesis acquisition	—	519
Deferred income tax (benefit) expense	(12,814)	24,396
Retirement plan benefit expense	4,466	4,351
Decrease (increase) in assets:
Accounts receivable	9,226	(27,361)
Inventory	(37,365)	(18,951)
Other current assets	4,860	(3,884)
Deferred income taxes	20,682	—
Other assets	(63,922)	(297)
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	1,563	16,420
Other current liabilities	5,761	(1,917)
Deferred revenue	130,639	8,402
Other liabilities	23,896	—
Net cash provided by operating activities	121,796	133,365
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(25,391)	(29,803)
Purchases of investments	(628,789)	(594,283)
Proceeds from sale of investments	633,179	498,508
Net cash used in investing activities	(21,001)	(125,578)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	798	734
Repurchase of common stock	(477)	—
Proceeds from the exercise of common stock options	—	38
Payment of withholding taxes related to stock-based compensation to employees	(11,620)	(9,432)
Cash dividends paid	(11,314)	(5,652)
Net cash used in financing activities	(22,613)	(14,312)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	78,182	(6,525)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	132,840	139,365
CASH AND CASH EQUIVALENTS, END OF YEAR	$211,022	$132,840
The following non-cash activities occurred:
Unrealized gain (loss) on available-for-sale securities	$342	$(19)
Common stock issued to Board of Directors and Scientific Advisory Board that was earned and accrued for in a previous period	300	300
Common stock issued to employees that was earned and accrued for in a previous period	—	174
Net change in accounts payable and accrued expenses related to purchases of property and equipment	3,490	4,363
Cash paid for income tax	17,771	23,248